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                                                                  EXECUTION COPY

                                                                     Exhibit 4.3

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                            ATS Medical, Inc., Issuer

                     Wells Fargo Bank, National Association,

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                             Dated October 13, 2005

                                       to

                                    INDENTURE

                           Dated as of October 7, 2005

                      6% Convertible Senior Notes due 2025

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     FIRST SUPPLEMENTAL INDENTURE dated as of October 13, 2005 (the "First
Supplemental Indenture"), to INDENTURE dated as of October 7, 2005 (the "Indenture"), between ATS Medical, Inc., a Minnesota corporation (hereinafter sometimes called the "Company"), and Wells Fargo Bank, National Association, a national banking association, as trustee (hereinafter sometimes called the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance of 6% Convertible Senior Notes due 2025.

     WHEREAS, pursuant to the Indenture, the Company has heretofore issued $19,000,000 aggregate principal amount of 6% Senior Notes due 2025 (the "Notes"), all of which are outstanding (as determined in accordance with Section
9.4 of the Indenture) as of the date hereof.

     WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it in the execution and delivery of, this First Supplemental Indenture for the purpose of (i) increasing the aggregate principal amount of the Notes which may be delivered under the Indenture from $23,750,000 to $28,000,000 and (ii) amending Section 5.11 of the Indenture, which limits the amount of Indebtedness that the Company may incur.

     WHEREAS, the Pricing Committee of the Board of Directors of the Company has authorized the execution of this First Supplemental Indenture.

     WHEREAS, in accordance with Section 11.2 of the Indenture, holders of not less than a majority in aggregate principal amount of the outstanding Notes have executed and delivered to the Company a consent by which such holders approved
(1) the amendment and restatement of Section 2.1 of the Indenture to increase the aggregate principal amount of the Notes and the amendment and restatement of
Section 5.11 of the Indenture to further restrict the Company's ability to incur Indebtedness (collectively, the "Amendments"), and (2) the adoption of this First Supplemental Indenture between the Company and the Trustee to implement the Amendments, all as more fully described below.

     WHEREAS, in accordance with Section 11.5 of the Indenture, the Company has furnished the Trustee with an Officer's Certificate and an Opinion of Counsel stating that this First Supplemental Indenture complies with the requirements of
Article XI of the Indenture.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes:


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     SECTION 1. The Indenture is hereby amended to delete Section 2.1 thereof and replace it with the following:

     Section 2.1 "Designation, Amount and Issue of Notes

          The Notes shall be designated as "6% Convertible Senior Notes due 2025." Notes not to exceed the aggregate principal amount outstanding of Twenty Eight Million United States Dollars ($28,000,000) upon the execution of this Indenture or (except as provided in Section 2.6) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company (the "Authentication Order"), signed by the Company's (a) President, Chief Executive Officer, Executive or Senior Vice President or any Vice President (each such, whether or not designated by a number or numbers or word or words added before or after the title, a "Vice President") and (b) Chief Financial Officer, Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder."

     SECTION 2. The Indenture is hereby amended to delete Section 5.11 thereof and replace it with the following:

     Section 5.11 "Limitation on Indebtedness

          Unless and until the aggregate principal amount of Notes outstanding is less than $5 million, the Company shall not, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness that is senior to or on a par with the Notes in an aggregate principal amount outstanding in excess of $8.6 million, without the prior consent of holders of a majority in aggregate principal amount of the Notes then outstanding. The foregoing limitation shall not apply to (i) the incurrence by the Company of Indebtedness represented by mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, or (ii) the incurrence by the Company of Indebtedness represented by the Notes. For the purposes of this Section 5.11, the term "Indebtedness" shall mean any indebtedness of the Company in respect of borrowed money, whether or not contingent and whether or not evidenced by bonds, notes, debentures or similar instruments."

     SECTION 3. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(a) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (b) the words "herein," "hereof," "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture and not to any particular section hereof.


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     SECTION 4. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 5. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     SECTION 7. The Recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

     SECTION 8. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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     IN WITNESS WHEREOF, all of the parties hereto have caused this First
Supplemental Indenture to be duly signed as of the date first written above.

                                        ATS MEDICAL, INC.


                                        By: /s/ John. R. Judd
                                            ------------------------------------
                                        Name: John R. Judd
                                        Title: Chief Financial Officer


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ Timothy P. Mowdy
                                            ------------------------------------
                                        Name: Timothy P. Mowdy
                                        Title: Vice President

                [SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]


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